                                                    Exhibit (b) 2.

PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT JUNE 30, 1996
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

- ----------------------------------------------------------------------------------------------------------------------------------


                                                                PhoneTel
                                                              Technologies           Amtel                POA             Ref
                                                             ----------------    ---------------    ----------------   -----------
Assets
Current assets:
   Cash                                                           $1,025,382           $422,566                   -     (1,2,3)
   Accounts receivable, net                                        1,570,576            527,883            $372,558      (1,2)
   Other current assets                                              302,469            137,553              39,245      (1,2)
                                                             ----------------    ---------------    ----------------
         Total current assets                                      2,898,427          1,088,002             411,803

Property and equipment, net                                       22,995,039         12,276,039           2,482,341      (1,2)
Intangible assets, net                                            24,286,302                  -           1,885,584     (1,2,3)
Other assets                                                       1,863,716            294,619             793,406      (1,2)
                                                             ---------------     --------------     ---------------
                                                                 $52,043,484        $13,658,660          $5,573,134
                                                             ================    ===============    ================
Liabilities and  Equity
Current liabilities:
   Current portion of long-term debt:
         payable to related parties                               $3,548,454                  -                   -       (3)
         payable to others                                         1,502,653                  -             $50,459       (2)
   Current portion capital leases                                     73,510                  -                   -       (2)
   Accounts payable                                                2,039,122         $1,930,980              84,690     (1,2,3)
   Accrued expenses                                                3,338,419            767,661             782,997     (1,2,3)
   Pre-petition liabilities                                                -         80,598,956                   -       (1)
   Deferred revenues                                                 900,000                  -                   -
   Contractual settlements and other unusual charges                 480,551                  -                   -
                                                             ----------------    ---------------    ----------------
         Total current liabilities                                11,882,709         83,297,597             918,146

   Long-term debt:
         payable to related parties                               23,149,508                  -                   -       (3)
         payable to others                                           287,556                  -             644,190       (2)
   Obligations under capital leases                                  202,557                  -           5,380,965       (2)
   14% preferred mandatorily redeemable at $6,742,960              6,404,228                  -                   -
   Other  equity:
         Series A preferred stock                                          -                  -                   -
         Common stock                                                 52,482             50,000             348,756      (1,2)
         Additional paid in capital                               35,702,864                  -                   -      (1,2)
         Accumulated deficit                                     (25,638,420)       (69,688,937)         (1,718,923)     (1,2)
                                                             ----------------    ---------------    ----------------
   Total other equity                                             10,116,926        (69,638,937)         (1,370,167)
                                                             ----------------    ---------------    ----------------
                                                                 $52,043,484        $13,658,660          $5,573,134
                                                             ================    ===============    ================

                     The accompanying notes are an integral part of these financial statements.
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PHONETEL TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET AT JUNE 30, 1996

- ---------------------------------------------------------------------------------------------------------------------------------
                                                               Pro Forma
                                                              Adjustments
                                                                   for             Pro Forma
                                                              Acquisitions        As Adjusted
                                                            ----------------    ---------------
Assets
Current assets:
   Cash                                                           ($650,188)          $797,760
   Accounts receivable, net                                        (900,441)         1,570,576
   Other current assets                                            (145,084)           334,183
                                                            ----------------    ---------------
         Total current assets                                    (1,695,713)         2,702,519

Property and equipment, net                                      (5,674,740)        32,078,679
Intangible assets, net                                           14,199,511         40,371,397
Other assets                                                     (2,610,831)           340,910
                                                            ----------------    ---------------
                                                                $4,218,227        $75,493,505
                                                            ================    ===============
Liabilities and  Equity
Current liabilities:
   Current portion of long-term debt:
         payable to related parties                              $7,276,546        $10,825,000
         payable to others                                          238,425          1,791,537
   Current portion capital leases                                   690,200            763,710
   Accounts payable                                              (3,017,670)         1,037,122
   Accrued expenses                                              (2,744,956)         2,144,121
   Pre-petition liabilities                                     (80,598,956)                 -
   Deferred revenues                                                      -            900,000
   Contractual settlements and other unusual charges                      -            480,551
                                                            ----------------    ---------------
         Total current liabilities                              (78,156,411)        17,942,041

   Long-term debt:
         payable to related parties                               1,500,000         24,649,508
         payable to others                                        3,203,940          4,135,686
   Obligations under capital leases                               1,712,089          7,295,611
   14% preferred mandatorily redeemable at $6,742,960                     -          6,404,228
   Other equity:
         Series A preferred stock                                         -                  -
         Common stock                                              (375,468)            75,770
         Additional paid in capital                               4,926,217         40,629,081
         Accumulated deficit                                     71,407,860        (25,638,420)
                                                            ----------------    ---------------
   Total other equity                                            75,958,609         15,066,431
                                                            ----------------    ---------------
                                                                 $4,218,227        $75,493,505
                                                            ================    ===============

                     The accompanying notes are an integral part of these financial statements.
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